Exhibit 10.2(b)

FIRST AMENDMENT TO
RECEIVABLES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of October 31, 2013 (this “Amendment”), is entered into by and among CE RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), CELANESE INTERNATIONAL CORPORATION, a Delaware corporation (“Celanese International”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), VICTORY RECEIVABLES CORPORATION, as a Conduit Purchaser, MARKET STREET FUNDING LLC (“Market Street”), as a Conduit Purchaser and as Assignor (as defined below), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Related Committed Purchaser, as an LC Bank, as a Purchaser Agent and as Assignee (as defined below) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”), as a Related Committed Purchaser, as an LC Bank and as a Purchaser Agent.
R E C I T A L S
The parties hereto have entered into that certain Receivables Purchase Agreement, dated as of August 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”).
Market Street, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents.
Upon giving effect to the assignment and assumption contemplated in Section 2 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Agreement and each of the other Assigned Documents.
The parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Exhibit I to the Agreement.

2.    Assignment and Assumption.
(i)    Sale and Assignment by Assignor to Assignee. At or before 2:00 pm (New York time) on the date hereof, the Assignee shall pay to the Assignor, in immediately available funds, (a) the amount set forth on Schedule I hereto (such amount, the “Capital Payment”) representing 100.00% of the aggregate Capital of the Assignor under the Agreement on the date hereof and (b) the amount set forth on Schedule I hereto representing all accrued but unpaid (whether or not then due) Discount, Fees and other costs and expenses owing to the Assignor to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”). Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Agreement and the other Assigned Documents. Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Pool Receivables, all Related Security with respect to the Pool Receivables and all Collections with respect thereto and all of Assignor’s right to receive payments of Capital, Discount and Fees under the Agreement and the Assigned Documents.
Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule II hereto.
(ii)    Removal of Assignor. From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Agreement or any other Assigned Document (other than such rights and obligations which by their express terms survive termination thereof).
(iii)    Limitation on Liability. Notwithstanding anything to the contrary set forth in this Amendment, the Assignee does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of the Assignor, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the Effective Date.
(iv)    Acknowledgement and Agreement.    Each of the parties and signatories hereto (a) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (i) above, (b) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein) and (c) acknowledges and agrees that this Section 2 shall be deemed to be in form and substance substantially similar to a Transfer Supplement.

3.    Amendments to the Agreement. As of the Effective Date (as defined below), the Agreement is hereby amended as follows:
(i)    The following new Section 1.1(c) is hereby added to the Agreement immediately following existing Section 1.1(b):
(c)    Each of the parties hereto hereby acknowledges and agrees that from and after the First Amendment Effective Date, the Purchaser Group that includes PNC, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser, and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(i) shall be deemed to be a request that the Related Committed Purchasers in PNC’s Purchaser Group make their ratable share of such Purchases.
(ii)    Section 1.9 of the Agreement is hereby replaced in its entirety with the following:
Section 1.9 Inability to Determine Euro-Rate or LMIR.
(a)    If the Administrator (or any Purchaser Agent) reasonably determines on any day (which determination shall be final and conclusive absent manifest error) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars are not being offered to banks in the interbank eurodollar market for such day, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such day or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by such Purchaser or such Purchaser’s Purchaser Agent) of maintaining any Portion of Capital during any Settlement Period (or portion thereof), then the Administrator (or any Purchaser Agent) shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (A) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (B) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate.
(b)    If, on any day, the Administrator shall have been notified by any Affected Person that such Affected Person has reasonably determined (which determination shall be final and conclusive) that any Change in Law, or compliance by such Affected Person with any Change in Law, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (A) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (B) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to the last day of the then current Settlement Period (or solely with respect to LMIR, immediately).
(iii)    The notice information for PNC in each of its capacities under the Agreement is hereby replaced in its entirety with the following:

Address:	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention: Robyn Reeher
Telephone: (412) 768-3090
Facsimile: (412) 762-9184
Email: robyn.reeher@pnc.com
(iv)    The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:
“First Amendment Effective Date” means the date on which that certain First Amendment to this Agreement, dated as of October 31, 2013, becomes effective in accordance with its terms.
“LMIR” means for any day during any Settlement Period, the one‑month eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“PNC” means PNC Bank, National Association and its successors and assigns.

(v)    The definition of “Alternate Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Alternate Rate” means, for any Settlement Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes, an interest rate per annum equal to: (a) solely with respect to PNC, as a Purchaser, (i) the daily weighted average LMIR for such Settlement Period (weighed based on the amount of the applicable Purchaser’s outstanding Capital on each day) or (ii) solely for any Portion of Capital for such Settlement Period for which LMIR is unavailable as described in Section 1.9, the daily average Base Rate for such Settlement Period or (b) with respect to any Purchaser other than PNC, (i) the Euro‑Rate for such Settlement Period or (ii) solely for any Portion of Capital for such Settlement Period for which the Euro-Rate is unavailable as described in Section 1.9, the daily average Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event has occurred and is continuing shall be an interest rate equal to the Default Rate.
(vi)    The definition of “Business Day” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City and Dallas, Texas, and if this definition of “Business Day” is utilized in connection with the Euro‑Rate or LMIR, such day is also a day on which dealings in deposits in U.S. Dollars are conducted by and between banks in the London interbank eurodollar market.
(vii)    The definition of “Default Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Default Rate” means, at any time, an interest rate per annum equal to: (a) solely with respect to PNC, as a Purchaser, the greater of (i) LMIR plus 2.00% per annum and (ii) the Base Rate or (b) with respect to any Purchaser other than PNC, the greater of (i) the Euro-Rate plus 2.00% per annum and (ii) the Base Rate.
(viii)    The definition “Year” set forth in the definition of “Discount” set forth in Exhibit I to the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.
(ix)    Schedule IV to the Agreement is hereby replaced in its entirety with Exhibit A attached hereto.
(x)    Annex B to the Agreement is hereby replaced in its entirety with Exhibit B attached hereto.

(xi)    Annex C to the Agreement is hereby replaced in its entirety with Exhibit C attached hereto.
4.    Representations and Warranties. Each of the Seller and the Servicer hereby certifies, represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that on and as of the date hereof:
(i)    Representations and Warranties. The representations and warranties made by such Person in the Transaction Documents are true and correct as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(ii)    Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
(iii)    No Termination Event. After giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event has occurred and is continuing.
5.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement and each of the other Transaction Documents to “this Agreement”, “hereof”, “herein”, or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement (or any related document or agreement) other than as expressly set forth herein.
6.    Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) upon satisfaction of each of the following conditions:
(a)    receipt by the Administrator and each Purchaser Agent of counterparts of this Amendment; and
(b)    receipt by the Assignor of the Payoff Amount in its entirety in accordance with Section 2 of this Amendment.

7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
9.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any other Transaction Document or any provision hereof or thereof.
10.    Transaction Document. This Amendment shall constitute a Transaction Document under the Agreement.
11.    No Proceedings. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full. The provisions of this Section 11 shall survive any termination of the Agreement.
12.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
13.    Further Assurances. Each of the Seller and the Servicer hereby agrees to do all such things and execute all such documents and instruments, at the Seller’s sole expense, as the Assignee may reasonably consider necessary or desirable to give full effect to the assignment and assumption set forth in Section 2 of this Amendment.
14.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
[signature pages begin on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CE RECEIVABLES LLC,
as the Seller

By:	/s/ Chuck B. Kyrish
Name:	Chuck B. Kyrish
Title:	Vice President and Treasurer

S-1	First Amendment to RPA (Celanese)

CELANESE INTERNATIONAL
CORPORATION,
as the initial Servicer

By:	/s/ Chuck B. Kyrish
Name:	Chuck B. Kyrish
Title:	Treasurer

S-2	First Amendment to RPA (Celanese)

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,
as a Related Committed Purchaser
and as an LC Bank

By:	/s/ Mark Campbell
Name:	Mark Campbell
Title:	Authorized Signatory

S-3	First Amendment to RPA (Celanese)

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,
as a Purchaser Agent

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

S-4	First Amendment to RPA (Celanese)

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,
as Administrator

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

S-5	First Amendment to RPA (Celanese)

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

S-6	First Amendment to RPA (Celanese)

PNC BANK, NATIONAL ASSOCIATION,
as Related Committed Purchaser,
as an LC Bank and as Assignee

By:	/s/ Jason D. Rising
Name:	Jason D. Rising
Title:	Senior Vice President

S-7	First Amendment to RPA (Celanese)

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By:	/s/ Jason D. Rising
Name:	Jason D. Rising
Title:	Senior Vice President

S-8	First Amendment to RPA (Celanese)

MARKET STREET FUNDING LLC,
as a Conduit Purchaser and as Assignor

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

S-9	First Amendment to RPA (Celanese)

SCHEDULE I

ASSIGNMENTS AND PAYMENT AMOUNTS

Section 1.

Capital Payment:	$50,000,000.00

Section 2.

Discount:	$8,584.33
Fees:	$34,895.83
Other Amounts:	$0
CP Costs and Other Costs:	$43,480.16

Schedule I

SCHEDULE II

WIRING INSTRUCTIONS

Wiring instructions with respect to amounts payable to the Assignor:

Bank Name:	PNC Bank, National Association
ABA #:	43000096
Account #:	1002422076
Account Name:	Market Street Funding LLC
Reference:	CE Receivables LLC

Schedule II

EXHIBIT A

SCHEDULE IV
PURCHASER GROUPS AND MAXIMUM COMMITMENTS
Purchaser Group of PNC
Party	Capacity	Maximum Commitment
PNC	Related Committed Purchaser and LC Bank	$67,500,000 (in aggregate for both such capacities)
PNC	Purchaser Agent	N/A

Purchaser Group of Victory
Party	Capacity	Maximum Commitment
Victory	Conduit Purchaser	N/A
BTMU	Related Committed Purchaser and LC Bank	$67,500,000 (in aggregate for both such capacities)
BTMU	Purchaser Agent	N/A

Schedule IV

EXHIBIT B

ANNEX B
to Receivables Purchase Agreement
FORM OF PURCHASE NOTICE

____________________, 20___
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas, 12th Floor
New York, NY 10020

[Each other Purchaser Agent]

Ladies and Gentlemen:
Reference is hereby made to the Receivables Purchase Agreement, dated as of August 28, 2013 (as amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among CE Receivables LLC, (“Seller”), Celanese International Corporation, as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Banks and Purchaser Agents from time to time party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator (in such capacity, the “Administrator”). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
[This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided percentage ownership interest in a pool of receivables on ____________________, [20_____]1, for a purchase price of $____________________2 (of which $_______ will be funded by the PNC Purchaser Group and $_______ will be funded by the Victory Purchaser Group). Subsequent to this Purchase, the Aggregate Capital will be $____________________.]3
[This letter constitutes a Purchase Notice pursuant to Section 1.12(a) of the Receivables Purchase Agreement. Seller desires that [_______________], as LC Bank, issue a Letter of Credit with a face amount of $_____ on ____________________, [20_____]4. Subsequent to this purchase, the Aggregate LC Amount will be $_______ and the Aggregate Capital will be $_____.]5

[1]	Must be at least two (2) Business Days from the date of this Purchase Notice.
[2]	Such amount shall not be less than $1,000,000 (or such lesser amount as agreed to by the Administrator and each Purchaser Agent) and shall be in integral multiples of $500,000 in excess thereof.
[3]	In the case of a Cash Purchase Request.
[4]	Must be at least two (2) Business Days from the date of this Purchase Notice.
[5]	In the case of a request for an issuance of a Letter of Credit.

Annex B-1

Seller hereby represents and warrants as of the date hereof, and as of the date of such Purchase, as follows:
(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates (except for representations and warranties that are expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
(ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result immediately after giving effect to such purchase;
(iii) immediately after giving effect to the purchase proposed hereby, the Aggregate Capital plus the Aggregate LC Amount shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and
(iv) the Termination Date shall not have occurred.

Annex B-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

CE RECEIVABLES LLC

By:
Name:
Title:

Annex B-3

EXHIBIT C

ANNEX C
to Receivables Purchase Agreement
FORM OF PAYDOWN NOTICE
____________________, 20_____
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas, 12th Floor
New York, NY 10020

[Each other Purchaser Agent]

Celanese International Corporation
222 W. Las Colinas Blvd., Ste. 900
Irving, TX 75039

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of August 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among CE Receivables LLC, as Seller, Celanese International Corporation, as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Banks and Purchaser Agents from time to time party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrator. Capitalized terms used in this Paydown Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Aggregate Capital on ________________________, _____6 by the application of $____________________7 (of which $________ will reduce Capital funded by the PNC Purchaser Group, $________ will reduce Capital funded by the Victory Purchaser Group in cash to reduce Aggregate Capital by such amount). Subsequent to this paydown, the Aggregate Capital will be $________________.

[6]	Notice must be given at least two (2) Business Days prior to the requested paydown date.
[7]	Such reduction shall not be less than $1,000,000 and shall be in integral multiples of $500,000 in excess thereof.

Annex C-1

IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

CE RECEIVABLES LLC

By:
Name:
Title:

Annex C-2